Exhibit 99.1

Mersana Therapeutics Provides Business Update and Announces
Second Quarter 2024 Financial Results

-	Dose escalation advancing in Phase 1 clinical trials of both XMT-1660 and XMT-2056

-	Continue to expect to announce initial XMT-1660 clinical data and initiate expansion in the second half of 2024

-	Capital resources expected to support current operating plan commitments into 2026

-	Conference call today at 8:00 a.m. ET

CAMBRIDGE, Mass., August 13, 2024 – Mersana Therapeutics, Inc. (NASDAQ: MRSN), a clinical-stage biopharmaceutical company focused on discovering and developing a pipeline of antibody-drug conjugates (ADCs) targeting cancers in areas of high unmet medical need, today provided a business update and reported financial results for the second quarter ended June 30, 2024.

“The second quarter of 2024 was a time of continued progress at Mersana as we advanced dose escalation in Phase 1 clinical trials of XMT-1660, our lead Dolasynthen ADC candidate, and XMT-2056, our lead Immunosynthen ADC candidate,” said Martin Huber, M.D., President and Chief Executive Officer of Mersana Therapeutics. “At the same time, we made further progress in our collaborations while also benefiting from last year’s efforts to reduce operating expenses. We believe these collective accomplishments have put us in a strong position as we approach our initial clinical data readout for XMT-1660, which is planned for the second half of this year.”

Recent Accomplishments, Strategic Priorities and Expected Milestones

XMT-1660: Mersana continues to advance its Phase 1 clinical trial of XMT-1660, the company’s lead Dolasynthen ADC candidate targeting B7-H4. The dose escalation portion of the trial is ongoing at a dose level of 80 milligrams per meter squared every four weeks, and a maximum tolerated dose has yet to be established. Additionally, the company has been proactively exploring more frequent dosing and enrolling patients in backfill cohorts to inform the optimal dose and schedule for expansion. Mersana plans to share initial safety, tolerability, efficacy and biomarker data from dose escalation and backfill cohorts and plans to initiate the expansion portion of the trial in the second half of 2024.

XMT-2056: Mersana continues to enroll patients in the dose escalation portion of its Phase 1 clinical trial of XMT-2056, the company’s lead Immunosynthen ADC candidate targeting a novel HER2 epitope. GSK plc has an exclusive global license option to co-develop and commercialize XMT-2056. Additionally, mechanistic underpinnings related to Mersana’s Immunosynthen platform were recently described in a Nature Communications publication entitled, “Tumor Cell-Directed STING Agonist Antibody Drug Conjugates Induce Type III Interferons and Anti-Tumor Innate Immune Responses.”

Collaborations: Mersana continues to advance its Johnson & Johnson and Merck KGaA, Darmstadt, Germany collaborations. The collaboration with Merck KGaA, Darmstadt, Germany focuses on the discovery of novel Immunosynthen ADCs for up to two targets. The collaboration with Johnson & Johnson focuses on the discovery of novel Dolasynthen ADCs for up to three targets. In August 2024, Mersana earned an $8 million development milestone under the Johnson & Johnson collaboration, for which payment is due in the third quarter of 2024.

Second Quarter 2024 Financial Results

•	Cash, cash equivalents and marketable securities as of June 30, 2024 were $162.7 million. Mersana continues to expect that its capital resources will be sufficient to support its current operating plan commitments into 2026.

•	Net cash used in operating activities for the second quarter of 2024 was $21.8 million.

•	Collaboration revenue for the second quarter of 2024 was $2.3 million, compared to $10.7 million for the same period in 2023. The year-over-year change was primarily related to reduced collaboration revenue recognized under Mersana’s collaboration and license agreements with Johnson & Johnson and Merck KGaA, Darmstadt, Germany.

•	Research and development (R&D) expenses for the second quarter of 2024 were $17.2 million, compared to $49.0 million for the same period in 2023. Included in R&D expenses for the second quarter of 2024 were $2.4 million in non-cash stock-based compensation expenses. The year-over-year decline in R&D expenses was primarily related to reduced costs associated with manufacturing and clinical activities for UpRi, a discontinued ADC candidate, and reduced employee compensation expense following the company’s restructuring in 2023.

•	General and administrative (G&A) expenses for the second quarter of 2024 were $10.5 million, compared to $18.2 million during the same period in 2023. Included in G&A expenses for the second quarter of 2024 were $2.0 million in non-cash stock-based compensation expenses. The year-over-year decline in G&A expenses was primarily related to reduced consulting and professional services fees and reduced employee compensation expense following the aforementioned restructuring.

•	Net loss for the second quarter of 2024 was $24.3 million, or $0.20 per share, compared to a net loss of $54.3 million, or $0.47 per share, for the same period in 2023.

Conference Call Reminder

Mersana will host a conference call today at 8:00 a.m. ET to discuss business updates and its financial results for the second quarter of 2024. To access the call, please dial 833-255-2826 (domestic) or 412-317-0689 (international). A live webcast of the presentation will be available on the Investors & Media section of the Mersana website at www.mersana.com, and a replay of the webcast will be available in the same location following the conference call for approximately 90 days.

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company focused on the development of novel antibody-drug conjugates (ADCs) and driven by the knowledge that patients are waiting for new treatment options. The company has developed proprietary cytotoxic (Dolasynthen) and immunostimulatory (Immunosynthen) ADC platforms that are generating a pipeline of wholly-owned and partnered product candidates with the potential to treat a range of cancers. Its pipeline includes XMT-1660, a Dolasynthen ADC targeting B7-H4, and XMT-2056, an Immunosynthen ADC targeting a novel epitope of human epidermal growth factor receptor 2 (HER2). Mersana routinely posts information that may be useful to investors on the “Investors & Media” section of its website at www.mersana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements concerning Mersana’s plans regarding the clinical development of XMT-1660 and XMT-2056, including with respect to the progress and design of the clinical trials of these product candidates; Mersana’s planned data presentations, including with respect to its Phase 1 clinical trial of XMT-1660; Mersana’s cash runway; Mersana’s collaborations with third parties; and the development and potential of Mersana’s product candidates, platforms, technology and pipeline of ADC candidates. Mersana may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, uncertainties inherent in research and development, in the advancement, progression and completion of clinical trials and in the clinical development of Mersana’s product candidates, including XMT-1660 and XMT-2056; the risk that Mersana may face delays in patient enrollment in its Phase 1 clinical trial of XMT-2056; the risk that Mersana may not realize the intended benefits of its platforms, technology and collaborations; and other important factors, any of which could cause Mersana’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in Mersana’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 9, 2024, as well as in other filings Mersana may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Mersana expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Mersana Therapeutics, Inc.

Selected Condensed Consolidated Balance Sheet Data

(in thousands and unaudited)

	June 30, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$162,742	$209,084
Working capital(1)	106,779	150,420
Total assets	179,128	226,060
Total stockholders' equity	8,427	36,904

(1) The company defines working capital as current assets less current liabilities.

Mersana Therapeutics, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except share and per share data, and unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Collaboration revenue	$2,293	$10,654	$11,538	$18,456

Operating expenses:
Research and development	17,245	48,968	35,931	96,243
General and administrative	10,503	18,187	22,063	36,515
Total operating expenses	27,748	67,155	57,994	132,758
Total other income, net	1,187	2,194	2,882	3,832
Net loss	$(24,268)	$(54,307)	$(43,574)	$(110,470)
Net loss per share — basic and diluted	$(0.20)	$(0.47)	$(0.36)	$(0.99)
Weighted-average number of common shares — basic and diluted	122,440,124	115,608,156	121,932,540	111,583,765

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Contact:

Jason Fredette

617-498-0020

jason.fredette@mersana.com